Exhibit 10.6

FOUNDER SHARES, PRIVATE PLACEMENT UNITS, AND RESTRICTED SHARE PURCHASE AGREEMENT

This Founder Shares, Private Placement Units and Restricted Share Purchase Agreement, dated as of February 5, 2026 (this “Agreement”), is entered into by and between SPACSphere Acquisition Corp., a Cayman Islands exempted company (the “Company”), SPACSphere Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and the several purchasers named on Exhibit A hereto (collectively, the “Purchasers” or “Investors”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one Class A ordinary share, par value $0.0001 per share (a “Class A Ordinary Share” or “Share”), one-half of one redeemable warrant (“Warrant”), each whole warrant exercisable for one Share at an exercise price of $11.50 per Share, and one right (“Right”) to receive one-fifth (1/5) of a Share (the “Right Shares”) upon the consummation of an initial business combination, as set forth in the Company’s registration statement on Form S-1 related to the Public Offering (the “Registration Statement”);

WHEREAS, the Company desires to sell, and the Purchaser desires to purchase, on a private placement basis (the “Offering”), an aggregate of 30,000 units (“Units”) of the Company, each Unit comprised of one Share, one-half of one Warrant to purchase one Share (the “Warrant Shares”) to be governed by the Warrant Agreement (as defined below) and one Right to receive one-fifth (1/5) of one Share (the “Rights Shares”) upon the consummation of the initial Business Combination (as defined below) to be governed by the Rights Agency Agreement (as defined below), and 82,500 contractually restricted Class A ordinary shares, par value $0.0001 per share (the “Restricted Shares” and, together with the Units, the “Private Placement Securities”), of the Company (which Restricted Shares shall Vest (as defined below) upon the consummation of the initial Business Combination), for an aggregate purchase price of $300,000;

WHEREAS, the Sponsor currently owns 5,750,000 of Class B ordinary shares of the Company, $0.0001 par value per share and wishes to sell, assign and transfer 300,000 Class B Shares (the “Class B Shares”) held by it to the Purchaser at the Offering; and

WHEREAS, the Purchaser desires to purchase the Private Placement Securities and Class B Shares on the terms and conditions set forth herein and the Company and the Sponsor wish to accept such subscription.

NOW THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Sponsor, and the Purchaser hereby agree as follows:

Section 1.	Agreement to Subscribe.

1.1 Purchase and Issuance of the Units, Class B, and Restricted Shares; Vesting of Restricted Shares. Upon the terms and subject to the conditions of this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company and the Sponsor (as applicable) hereby agree to sell, assign, and transfer to the Purchaser, upon the terms and subject to the conditions of this Agreement (i) Units and Restricted Shares (which Restricted Shares shall Vest upon the consummation of the initial Business Combination) to be issued and delivered by the Company to the Purchaser for an aggregate purchase price of $300,000 (the “Private Placement Securities Purchase Price”) and (ii) the Class B Shares, to be transferred and delivered by the Sponsor to the Purchaser for an aggregate purchase price of $1,200 (the “Class B Shares Purchase Price” and, together with the Private Placement Securities Purchase Price, the “Purchase Price”) in the amounts set forth on Exhibit A hereto. As used in this Agreement, “Vest” means that the Restricted Shares shall become transferable by the Purchaser, subject to the terms of the Insider Letter (as defined below), any other applicable contractual limitations, and applicable law. The Purchaser further agrees not to exercise voting rights attaching to the Restricted Shares until Vesting and hereby affirmatively waives any voting rights that may otherwise attach to the Restricted Shares.

1.2 Closing. The closing (the “Closing”) of the Offering shall take place by electronic exchange of executed documents simultaneously with the consummation of the Company’s initial public offering (the “IPO”, and such date, the “Closing Date”).

1.3 Delivery of the Purchase Price. The Purchaser agrees to deliver the Purchase Price by certified bank check or wire transfer of immediately available funds denominated in United States Dollars to the Company concurrently with the closing of the IPO (which date the Company shall inform Purchaser as soon as reasonably practicable and, in any case, no later than 48 hours prior). The Company shall deposit or cause to be deposited the Private Placement Securities Purchase Price into the trust account which will be established for the benefit of the Company’s public shareholders, managed pursuant to that certain Investment Management Trust Agreement to be entered into by and between the Company and Odyssey Transfer and Trust Company, a Minnesota corporation (“Odyssey”), and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), on the applicable Closing Date, no more than $150,000,000 (or $172,500,000 if the over-allotment option of the Company’s underwriters in connection with the IPO is exercised in full) in total, from the aggregate proceeds of the IPO, the Private Placement Securities Purchase Price and the sale of the Units by the Company to the Sponsor, or affiliates thereof, on a private placement basis concurrently with the IPO (such aggregate proceeds, the “Aggregate Proceeds”). The Purchaser acknowledges that the Company shall deposit or cause to be deposited any remaining amount of the Aggregate Proceeds into an account or accounts, other than the Trust Account, for the Company’s use in connection with the Company’s working capital requirements. If the IPO is not consummated within 14 days of the date the Purchase Price is delivered to the Company and the Sponsor, the Purchase Price shall be returned to the Purchaser by certified bank check or wire transfer of immediately available funds denominated in United States Dollars, without interest or deduction. Without limiting the foregoing, if any amount of the Purchase Price has been paid to the Company (or its designee) and is required to be returned to Investor pursuant to this Agreement and is not returned within five (5) business days after such amount becomes due, such overdue amount shall accrue interest at a rate per annum equal to the lesser of (x) twelve percent (12%) and (y) the maximum rate permitted by applicable law, in each case from (and including) the sixth business day until (but excluding) the date paid in full in cash. Investor shall have the right to set off any such overdue amount (including accrued interest thereon and reasonable enforcement costs and expenses) against any amounts otherwise payable by Investor to the Company or any of its Affiliates. For the avoidance of doubt, the obligations of the Company to return the Purchase Price pursuant to this Section 1.3 shall be unconditional, shall not be subject to any set-off, counterclaim or deduction, and shall include any default interest and enforcement costs.

1.4 Delivery of Unit and Share Certificates or Other Evidence of Transfer. Upon the Closing Date after delivery of the Purchase Price in accordance with Section 1.3, the Purchaser shall become irrevocably entitled to receive a unit certificate representing the Units and an updated register of shareholders of the Company reflecting the issue of Restricted Shares and the transfer of the Class B Shares purchased hereunder. The Company will causes its transfer agent to provide an account statement reflecting the issuance of the Private Placement Securities and the Class B Shares to Purchaser within three (3) business days of the Closing Date.

1.5 Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the Closing does not occur prior to February 28, 2026.

1.6 Covenants.

A. From and after the consummation of the IPO until the earlier of (i) the closing of the Business Combination and (ii) Investor ceases to be a shareholder of the Company, the Company shall provide to Investor (without providing material non-public information unless Investor has consented pursuant to standard ‘wall-cross’ procedures): (A) within thirty (30) days after the end of each fiscal quarter, a report setting forth (1) the number of outstanding securities by class, (2) any issuances, redemptions or transfers of Founder Shares during the period, (3) a summary of any Sponsor-side financing or indebtedness, and (4) a status update on the IPO, extension and Business Combination milestones; and (B) prompt written notice of (1) any material litigation or governmental inquiry involving the Company or the Sponsor of which the Company becomes aware, and (2) any proposed side letter or arrangement with any investor of the Company that would be subject to Section 20.

B. Investor shall have no obligation to make any capital contribution, loan or other payment to or for the benefit of the Company or any of its Affiliates except for the Purchase Price expressly set forth herein. No Company or Sponsor expenses shall be funded, directly or indirectly, by any capital contributed by Investor, except as expressly agreed in writing by Investor.

Section 2.	Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to the Company and the Sponsor that:

2.1 No Government Recommendation or Approval. It understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, the Offering, the Units, the Restricted Shares, the Warrants, the Warrant Shares, or the Class A Ordinary Shares included in the Units, the Class B Shares (excluding the Warrant Shares, the “Unit Shares” and, collectively with the Units, the Rights, the Rights Shares, the Warrants and the Warrant Shares, the “Securities”).

2.2 Organization. It is a company, validly existing and in good standing under the laws of its jurisdiction of organization and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.3 Private Offering. It is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or it is not a “U.S. Person” as defined in Rule 902 of Regulation S (“Regulation S”) under the Securities Act. It acknowledges that the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act and similar exemptions under state law or a non-U.S. Person under Regulation S.

2.4 Authority. This Agreement has been validly authorized, executed and delivered by the Purchaser and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.5 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Purchaser’s organizational documents, (ii) any agreement, indenture or instrument to which the Purchaser is a party or (iii) any law, statute, rule or regulation to which the Purchaser is subject, or any agreement, order, judgment or decree to which the Purchaser is subject.

2.6 No Legal Advice from Company. It acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with its own legal counsel and investment and tax advisors. Except for any statements or representations of the Company or the Sponsor made in this Agreement and the other agreements entered into between the parties hereto, it is relying solely on such counsel and advisors and not on any statements or representations of the Company or the Sponsor or any of their representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.7 Access to Information; Independent Investigation. Prior to the execution of this Agreement, it has had the opportunity to ask questions of and receive answers from representatives of the Company and the Sponsor concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, it has relied solely on its own knowledge and understanding of the Company and its business based upon its own due diligence investigation and the information furnished pursuant to this paragraph. It understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and it has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.8 Reliance on Representations and Warranties. It understands the Private Placement Securities and Class B Shares are being offered and sold to it in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company and the Sponsor are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in order to determine the applicability of such provisions.

2.9 No Advertisements. It is not subscribing for the Private Placement Securities and Class B Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

2.10 Legends. It acknowledges and agrees that any certificates evidencing the Securities and Restricted Shares shall bear the restrictive legend(s), in form and substance as set forth in Section 5 hereof, as applicable.

2.11 Experience, Financial Capability and Suitability. It is (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Private Placement Securities and the Class B Shares and (ii) able to bear the economic risk of his investment in the Private Placement Securities and the Class B Shares for an indefinite period of time because the Private Placement Securities and the Class B Shares have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. It has substantial experience in evaluating and investing in transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. It has substantial experience in evaluating and investing in transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

2.12 Investment Purposes. It is purchasing the Private Placement Securities and Class B Shares solely for investment purposes, for its own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof and it has no present arrangement to sell the interest in the Private Placement Securities and Class B Shares to or through any person or entity. It shall not engage in hedging transactions with regard to the Private Placement Securities and Class B Shares unless in compliance with the Securities Act.

2.13 Restrictions on Transfer. It acknowledges and understands the Private Placement Securities and Class B Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Private Placement Securities and the Class B shares have not been registered under the Securities Act, and, if in the future, it decides to offer, resell, pledge or otherwise transfer the Private Placement Securities and Class B Shares, such Securities and Class B Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act (“Rule 144”), if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. It agrees that if any transfer of its Securities, the Restricted Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, it may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or another available exemption from registration, it agrees it will not resell the Securities or the Restricted Shares. It further acknowledges that because the Company is a shell company, Rule 144 may not be available to it for the resale of the Securities or the Restricted Shares until the one year anniversary following consummation of the initial Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

Section 3.	Representations and Warranties of the Company.

The Company represents and warrants to the Purchaser that:

3.1 Valid Issuance of Share Capital. The total number of all classes of share capital which the Company has authority to issue is 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each. As of the date hereof, the Company has issued 5,750,000 Class B ordinary shares (of which 750,000 Class B ordinary shares are subject to forfeiture as described in the Registration Statement) to the Sponsor. As of the date hereof, no preferred shares are issued and outstanding. All of the issued share capital of the Company has been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Title to Securities and Restricted Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the warrant agreement to be entered into with Odyssey on or prior to the closing of the IPO (the “Warrant Agreement”), the rights agency agreement to be entered into with Odyssey on or prior to the closing of the IPO (the “Rights Agency Agreement”) and the amended and restated memorandum and articles of association of the Company (as applicable), as the case may be, (i) the Shares will be duly and validly issued, fully paid and non-assessable and (ii) each of the Warrants and Rights will be valid and legally binding obligation of the company, enforceable against the company in accordance with their terms. On the date of issuance of the Units, the Shares, the Warrant Shares and the Rights Shares shall have been reserved for issuance. Upon issuance in accordance with, and the payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have or receive good title to the Warrant Shares, free and clear of all liens, claims and encumbrances of any kind other than (i) transfer restrictions hereunder and pursuant to the Insider Letter to be entered into on or prior to the closing of the IPO (the “Insider Letter”) and (ii) transfer restrictions under federal and state securities laws. Upon issuance in accordance with, and the payment pursuant to, the terms hereof and the Rights Agency Agreement, the Purchaser will have or receive good title to the shares underlying the Rights, free and clear of all liens, claims and encumbrances of any kind other than (i) transfer restrictions hereunder and pursuant to the insider letter to be entered into on or prior to the closing of the IPO (the “Insider Letter”) and (ii) transfer restrictions under federal and state securities laws. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the amended and restated memorandum and articles of association of the Company, the Restricted Shares will be duly and validly issued, shall Vest upon the consummation of the initial Business Combination, subject to Section 1.1, and shall be subject to (i) the transfer restrictions hereunder and pursuant to the Insider Letter and (ii) transfer restrictions under federal and state securities laws.

3.3 Organization and Qualification. The Company has been duly incorporated and is validly existing as a Cayman Islands exempted company and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the Private Placement Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required, (iii) this Agreement constitutes, and upon the execution and delivery thereof, the Warrants and Warrant Agreement, will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy, (iv) this Agreement constitutes, and upon the execution and delivery thereof, the Rights and Rights Agency Agreement, will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy and (v) upon the execution and delivery thereof, the Registration Rights Agreement, will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5 No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated hereby and thereby do not (i) result in a violation of the Company’s amended and restated memorandum and articles of association, (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party or (iii) conflict with any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any federal, state or foreign securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or the Registration Rights Agreement or issue the Private Placement Securities in accordance with the terms hereof.

3.6 Forfeiture. The Company acknowledges and agrees that the Class B Shares delivered to the Purchaser pursuant to this Agreement shall not be subject to forfeiture in the event the over-allotment option granted to the underwriter(s) of the IPO is not exercised in full. Notwithstanding anything to the contrary contained in this Agreement or any other agreement, in no event shall Purchaser be required to surrender or forfeit, transfer or exchange any of the Class B Shares transferred to the Purchaser pursuant to this Agreement in connection with any Business Combination (as defined below) without the Purchaser’s prior written consent (which may be withheld for any purpose), regardless of any agreement entered into by the Company to clawback, forfeit, transfer, exchange or reduce the number of Class B Shares.

Section 4.	Representations and Warranties of the Sponsor.

4.1 Organization and Qualification. The Sponsor has been duly incorporated and is validly existing as a Delaware limited liability company and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

4.2 Authorization; Enforcement. (i) The Sponsor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to transfer the Class B Shares in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Sponsor or its members or unitholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Sponsor enforceable against the Sponsor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3 Title to Class B Shares. Upon transfer in accordance with, and the payment pursuant to, the terms hereof, the Purchaser will have or receive legal title to the Class B Shares, free and clear of all liens, claims and encumbrances of any kind other than (i) transfer restrictions hereunder and pursuant to the Insider Letter and (ii) transfer restrictions under the memorandum and articles of association of the Company and federal and state securities laws.

4.4 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not (i) result in a violation of the Sponsor’s amended and restated limited liability company agreement, (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Sponsor is a party or (iii) conflict with any law statute, rule or regulation to which the Sponsor is subject or any agreement, order, judgment or decree to which the Sponsor is subject. Other than any federal, state or foreign securities filings which may be required to be made by the Sponsor subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement to transfer the Class B Shares in accordance with the terms hereof.

Section 5.	Legends.

5.1 Legends. The Company will issue the Units, the Restricted Shares, the Warrants, the Rights and the Unit Shares, and when issued, the Warrant Shares and the Rights Shares purchased by the Purchaser, in the name of the Purchaser. The Securities and Restricted Shares will bear the following legend(s), as applicable, and appropriate “stop transfer” instructions:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LETTER AGREEMENT BETWEEN SPACSPHERE ACQUISITION CORP. AND PURCHASERS AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM OF THE APPLICABLE LOCKUP PURSUANT TO THE TERMS SET FORTH THEREIN.

RESTRICTED SHARES: THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO VESTING, AS SET FORTH IN THE FOUNDER SHARES, UNIT AND RESTRICTED SHARE PURCHASE AGREEMENT, DATED AS OF FEBRUARY 5, 2026, AS IT MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, BETWEEN SPACSPHERE ACQUISITION CORP., SPACSPHERE SPONSOR LLC, AND PURCHASERS.

5.2 Purchaser’s Compliance. Nothing in this Section 5 shall affect in any way the Purchaser’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities and Restricted Shares.

5.3 Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities or Restricted Shares, if in the sole reasonable judgment of the Company, upon advice of counsel, such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act and applicable state securities laws and (iii) in compliance herewith.

5.4 Legend Removal. Following the expiration of the transfer restrictions set forth in Section 4.1 and/or the Insider Letter, if the Units, the Restricted Shares, the Warrants, the Rights, the Unit Shares, the Warrant Shares and/or the Rights Shares purchased by the Purchaser are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, or if they have been registered for resale under the Securities Act, the Company will use its best efforts to cause the Company’s transfer agent/warrant agent to remove any legend(s) to which any such are subject. In connection therewith, if required by the Company’s transfer agent, the Company will use its best efforts to promptly cause an opinion of counsel to the Company to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent/warrant agent to issue such securities without any such legend(s).

5.5 Registration Rights. The Purchaser will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into with the Company on or prior to the closing of the IPO.

Section 6.	Lockup.

The Purchaser acknowledges and agrees that the Securities shall not be transferable, saleable or assignable until after the consummation by the Company of an acquisition, share exchange, purchase of all or substantially all of the assets of, or any other similar business combination with one or more businesses or entities (a “Business Combination”), except to Permitted Transferees (as defined in the Insider Letter). The Purchaser acknowledges and agrees that the Restricted Shares shall not be transferable, saleable or assignable until after the consummation of the initial Business Combination, except to Permitted Transferees (as defined in the Insider Letter). The Company represents and covenants that neither Sponsor nor any other holder of Units, Class B ordinary shares or restricted Class A ordinary shares or any other securities (other than with respect to securities to be sold in the IPO) are being afforded or will receive more favorable lockup terms than those detailed in this Section 6, and if the Sponsor or any other holder of Units, Class B ordinary shares or restricted Class A ordinary shares or any other securities (other than with respect to securities to be sold in the IPO) is given an early release or favorable modification of such lockup terms, the parties hereto agree that the Purchaser will receive the same treatment and will be given notice thereof simultaneously with any such early release or favorable treatment being granted.

Section 7.	Securities Laws Restrictions.

The Purchaser agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities or Restricted Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction complies with the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

Section 8.	Waiver of Redemption Rights.

In connection with the Securities and Restricted Shares purchased pursuant to this Agreement, the Purchaser hereby waives any and all redemption rights (i) in connection with the Company’s completion of the Business Combination, (ii) upon the Company’s failure to complete the Business Combination within 15 months (or 21 months by means of one three-month extension after the closing of the IPO) (or during any extended time that the Company has to consummate a Business Combination beyond 15 months (or 21 months by means of one three-month extension after the closing of the IPO) as a result of a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (an “Extension Period”)) from the completion of the IPO or the liquidation of the Company prior to the expiration of such 15 month period (or 21 months by means of one three-month extension after the closing of the IPO) or any Extension Period, or (iii) if the Company seeks an amendment to its amended and restated memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Class A Ordinary Shares sold as part of the units offered in the IPO or any other provision of the Company’s amended and restated memorandum and articles of association relating to shareholders’ rights or the Company’s pre-initial Business Combination activity. Notwithstanding the foregoing, (i) with respect to the Private Placement Securities and Class B Shares, the waiver of redemption rights shall only apply to the assets of the Company held in the Trust Account and shall only apply to a liquidation of the Company prior to the consummation of the Business Combination, and not thereafter. Notwithstanding anything to the contrary contained with this Section 8 or otherwise (i) nothing shall prevent the Purchaser from redeeming any Class A Ordinary Shares (including shares included in Units) it may purchase pursuant to the Registration Statement in the IPO or in the open market following the IPO. and (ii) the Purchaser does not waive any right title, interest or claim against the Trust Account (including any distributions therefrom) arising as a result of, in connection with or relating in any way to its purchase or ownership of any securities of the Company acquired in the open market (“Reserved Claims”) and are not prohibited from seeking recourse against the Trust Account with respect to any Reserved Claims.

Section 9.	Rescission Right Waiver and Indemnification.

9.1 Rescission Waiver. The Purchaser understands and acknowledges that an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Private Placement Securities and Class B Shares. In this regard, if the Offering were deemed to be a general solicitation with respect to the Private Placement Securities and Class B Shares, the offer and sale thereof may not be exempt from registration and, if not, the Purchaser may have a right to rescind its purchase of the Private Placement Securities or Class B Shares. In order to facilitate the completion of the Offering and in order to protect the Company, its shareholders and the Trust Account from claims that may adversely affect the Company or the interests of its shareholders, the Purchaser hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Private Placement Securities or Class B Shares as a result of the issuance of the Private Placement Securities or Class B Shares being deemed to be in violation of Section 5 of the Securities Act. The Purchaser acknowledges and agrees this waiver is being made in order to induce the Company and the Sponsor to sell the Private Placement Securities and Class B Shares to the Purchaser, as applicable. The Purchaser agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (each, a “Claim” and collectively, the “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Private Placement Securities and Class B Shares hereunder or relating to the purchase of the Private Placement Securities and Class B Shares and the transactions contemplated hereby.

9.2 No Recourse Against Trust Account. The Purchaser agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Private Placement Securities and Class B Shares or any Claim that may arise now or in the future.

9.3 Section 9 Waiver. The Purchaser agrees that to the extent any waiver of rights under this Section 9 is ineffective as a matter of law, the Purchaser has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. The Purchaser acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

Section 10.	Conditions of the Purchaser’s Obligations.

The obligations of the Purchaser to purchase and pay for the Private Placement Securities are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct at and as of the Closing as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement, the Warrant Agreement or the Rights Agency Agreement.

D. Warrant Agreement. The Company shall have entered into the Warrant Agreement.

E. Rights Agency Agreement. The Company shall have entered into the Rights Agency Agreement.

F. Registration Rights Agreement. The Company shall have entered into and delivered the Registration Rights Agreement.

G. No Changes to the IPO Terms. There being no material change in the pricing of the IPO or in the structure, terms and conditions in the capital structure of the Company from that set forth in the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission on January 26, 2026.

H. The Founder Shares shall have been issued to the Sponsor prior to the date of this Agreement and the Sponsor shall be permitted to transfer the Founder Shares to Purchaser as set forth herein.

Section 11.	Conditions of the Company’s Obligations.

The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 2 shall be true and correct at and as of the Closing as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Warrant Agent shall have entered into the Warrant Agreement.

E. Rights Agency Agreement. The Purchaser shall have entered into the Rights Agency Agreement.

Section 12.	Terms of the Units; Registration Rights.

12.1 The Units shall be substantially identical to the Units offered in the IPO as set forth in the Underwriting Agreement to be entered into between the Company and D. Boral Capital LLC in connection with the IPO, except the Units: (i) will be subject to the transfer restrictions described herein, and (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or the resale of the securities underlying the Units is registered under the Securities Act. The Purchaser’s rights under the Registration Rights Agreement may not be subsequently terminated, amended, revised or otherwise modified without the Purchaser’s written consent. The Registration Rights Agreement shall provide the Purchaser with registration rights with respect to the Class B Shares and Private Placement Securities and the shares underlying the Private Placement Securities that are no less favorable to the Investor than the registration rights of the Purchaser set forth therein.

Section 13.	Governing Law; Jurisdiction; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such territory. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

Section 14.	Assignment; Entire Agreement; Amendment.

14.1 Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person, without the prior consent of the Company and the Sponsor, to one or more persons agreeing to be bound by the terms hereof and the transfer restrictions applicable to the Purchaser set forth in the Insider Letter; provided, however, that the Purchaser may assign its rights and obligations under this Agreement to one or more of its affiliates, to other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Purchaser or by an affiliate of such investment manager. Upon such assignment by the Purchaser, the assignee(s) shall become the Purchaser hereunder and have the rights and obligations provided for herein to the extent of such assignment.

14.2 Entire Agreement. This Agreement and the Insider Letter set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes any and all prior discussions, agreements and understandings of any and every nature.

14.3 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

14.4 Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

Section 15.	Notices; Indemnity.

15.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth on the signature page hereto or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, or (c) sent by certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by certified mail, on the fifth business day following the day such mailing is made.

15.2 Indemnification.

(a)	Subject to Section 9, from and after the date hereof, the Company shall, without duplication, indemnify, defend and hold harmless Investor and its respective affiliates, its and their respective predecessors, successors and permitted assigns, and its and their respective stockholders, employees, officers, partners, members, trustees, directors and agents (each, an “Investor Indemnitee”) from and against any losses that any of them may suffer or incur arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty in Section 2 (disregarding any qualifications as to materiality or material adverse effect therein) or (ii) any breach or nonperformance of any of the covenants or other agreements made and to be performed by the Company in this Agreement. Solely for purposes of the indemnification provided in this Section 15 and not with respect to any other provision of this Agreement, each Investor Indemnitee is an intended third-party beneficiary with the same rights to enforce the indemnification rights granted hereunder that such Investor Indemnitee would have if such Investor Indemnitee was a party to this Agreement.

(b)	Without limiting Section 15.2(a), the Company shall indemnify, defend and hold harmless the Investor Indemnitees from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses and costs of enforcing this indemnity) arising out of, resulting from or relating to (i) any dispute among the Company, any other investor of the Company or any Affiliate thereof regarding the Company’s economics or side letters, (ii) any untrue statement of a material fact or omission to state a material fact required to be stated or necessary to make the statements made, in light of the circumstances under which they were made, not misleading, in any Company materials or information provided by or on behalf of the Company or to Investor, and (iii) any claim that an Investor Indemnitee has any liability or obligation in respect of any working capital loan between the Sponsor and the Company. The Company shall advance expenses (including reasonable attorneys’ fees and expenses) to any Investor Indemnitee in connection with any matter for which such Investor Indemnitee is entitled to indemnification hereunder to the fullest extent permitted by law; provided that such Investor Indemnitee agrees to reimburse such amounts to the extent finally determined not to be entitled to indemnification.

Section 16.	Counterparts.

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Section 17.	Survival; Severability.

17.1 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing until one (1) year following the consummation of an initial Business Combination.

17.2 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

Section 18.	Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 19.	Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

Section 20.	Most Favored Nation.

20.1 The Company shall not enter into with any investor of the Company any agreement, side letter, arrangement or understanding (whether written or oral) that, directly or indirectly, grants to such investor any economic, commercial, governance, transfer, information, consent or other right or benefit that is more favorable to such investor than the corresponding right or benefit afforded to Investor under this Agreement or the Company’s constituent documents, unless, in each case, the same right or benefit is automatically and concurrently afforded to Investor (without any requirement of further action by Investor) on terms no less favorable, effective as of the earlier of (i) the date on which such right or benefit becomes effective with respect to such other investor of the Company and (ii) the date of execution of the agreement or other arrangement granting such right or benefit.

20.2 The Company shall provide Investor with prompt written notice of any actual or proposed agreement, side letter, arrangement or understanding with any other investor of the Company that provides any right or benefit addressed in Section 20.1, together with a summary thereof (redacted as to price-sensitive or proprietary information to the extent reasonably necessary).

Section 21.	SEC Disclosure.

Subject to the requirements of law or any request or comments from the U.S. Securities and Exchange Commission, the Company agrees not to use or disclose (orally or in writing) the name or identity of Investor or any of its Affiliates, nor to identify Investor or any of its Affiliates as an investor in the Company or the SPAC, in each case without Investor’s prior written consent (which may be via email). If the Company is required to make disclosure that identifies Investor by name pursuant to Item 1603 of Regulation S-K or otherwise, the Company shall (A) use reasonable efforts to anonymize or aggregate any such disclosure to the extent permitted by applicable law and the SEC, (B) provide Investor with reasonable advance written notice of the required disclosure and a copy of any proposed disclosure for Investor’s review and comment, and (C) consider in good faith any comments provided by Investor.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

SPACSPHERE ACQUISITION CORP.

By:	/s/ Bala Padmakumar
Name:	Bala Padmakumar
Title:	Chief Executive Officer

SPONSOR:

SPACSPHERE SPONSOR LLC

By:	/s/ Bala Padmakumar
Name:	Bala Padmakumar
Title:	Managing Member

By: SPACCatalyst LLC, a managing member

By:	/s/ Soumen Das
Name:	Soumen Das
Title:	Managing Member

INVESTOR: each severally and not jointly: MAP 136 SEGREGATED PORTFOLIO YAKIRA PARTNERS, L.P.

WHITE OAKS LONG-SHORT PORTFOLIO, LLC

By: Yakira Capital Management, Inc.

By:	/s/ Bruce Kallins
Name:	Bruce Kallins
Title:	President

[Signature Page to Founder Shares, Private Placement Units and Restricted Shares Purchase Agreement]

Exhibit A

Purchasers

Purchasers	Purchase Price	Units	Restricted Shares	Class B Shares
MAP 136 Segregated Portfolio	$231,723.20	23,080	63,470	230,800
Yakira Partners, L.P.	$46,284.40	4,610	12,678	46,100
White Oaks Long-Short Portfolio, LLC	$23,192.40	2,310	6,352	23,100
Total	$301,200.00	30,000	82,500	300,000

A-1